                                                                EXHIBIT 10.8(j)


                                                               [GTS LETTERHEAD]

                                 July 21, 1997

Global TeleSystems Group, Inc.
1751 Pinnacle Drive
North Tower 12th Floor
McLean, Virginia 22102


                         Global TeleSystems Group, Inc.

Ladies and Gentlemen:

        We refer to (i) the Senior Note Purchase Agreement, dated as of February 2, 1996, as heretofore amended, between Global TeleSystems Group, Inc. (the "Company") and Emerging Markets Growth Fund, Inc., as purchaser, and (ii) the Senior Note Purchase Agreement, dated as of February 2, 1996, as heretofore amended, between the Company and Capital International Emerging Markets Funds, as purchaser (each such Senior Note Purchase Agreement being a "Cap Re Agreement"; and Emerging Markets Growth Fund, Inc. and Capital International Emerging Markets Fund being, collectively, the "Cap Re Purchasers"). Terms defined or referenced in either of the Cap Re Agreements and not otherwise defined or referenced herein are used herein as therein defined or referenced.

        The Company and the Cap Re Purchasers hereby agree as follows:

        1. Subsection (g) of Section 9.3 of each Cap Re Agreement is amended by substituting the words "$156 million" for the words "$115 million."

        2. Schedule A of each Cap Re Agreement, under the caption "Existing Financings," is amended by adding the text set forth in Appendix A hereto.

        3. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          4. This letter agreement becomes effective as of the date first above written, on the date on which the Company and each Cap Re Purchaser shall have executed and delivered a counterpart hereof. Upon the effectiveness of this letter agreement, each reference in any Initial Transaction Document or Transaction Document to either Cap Re Agreement or any term or provision thereof shall mean such Cap Re Agreement, such term or such provision, respectively, as amended hereby. Except as otherwise provided herein, the Transaction Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed.

          5. This letter agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same letter agreement. Delivery of an executed counterpart of a signature page of this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

        Please indicate your agreement to the foregoing by executing a counterpart of this letter agreement in the appropriate space provided below.

                                         Very truly yours,



EMERGING MARKETS GROWTH                         CAPITAL INTERNATIONAL
FUND, INC.                                      EMERGING MARKETS FUND



By: /s/ ROBERTA A. CONROY                       By: /s/ D.H. BEEVERS
    -----------------------------                   ----------------------------
    Name: Roberta A. Conroy                         Name: D.H. Beevers
    Title: Senior Vice President                    Title: Director
           and Secretary
                                                    /s/ DAVID WALLACE
                                                    ----------------------------
                                                    Name: David Wallace
                                                    Title: Director



                             Accepted and Agreed:

                        GLOBAL TELESYSTEMS GROUP, INC.


                        By: /s/ VIMAL AGARWAL
                           ---------------------------
                           Name: Vimal Agarwal
                           Title: Treasurer

                                                                     Appendix A



                       TERMS AND CONDITIONS OF THE BONDS

         The following terms and conditions (subject to amendment and except for the sentences in italics) will be endorsed on the Certificates issued in respect of the Bonds.

GENERAL

         The Senior Subordinated Convertible Bonds due 2000 (the "Bonds") of Global TeleSystems Group, Inc. (the "Issuer") are issued under an indenture
dated as of July   , 1997 (the "Indenture") between the Issuer, The Bank of New
York, as trustee (the "Trustee"), registrar (the "Registrar") and paying, conversion and transfer agent (the "Principal Paying Agent"). The issue of the Bonds was authorized by a resolution of the Board of Directors of the Issuer on June 18, 1997. Certain statements herein are summaries of, and are subject to, the detailed provisions of the Indenture, which contains the forms of Bonds. Copies of the Indenture are available for inspection at the registered office of the Trustee, being at the date hereof at One Wall Street, New York, New York 10286 and at the specified offices of each of the Paying Agents. The Bondholders are entitled to the benefit of, are bound by, and are deemed to have notice of all the provisions of the Indenture. The Bonds are limited in aggregate original principal amount to U.S.$115,000,000 and mature on June 30, 2000.

STATUS, FORM, DENOMINATION AND TITLE

  (A) Status

         The Bonds are direct, unsecured, senior subordinated obligations of the Issuer and will rank pari passu with each other and with all other present and future unsecured, senior subordinated indebtedness of the Issuer.

  (B) Form and Denomination

         The Bonds are issued in registered form in the minimum denomination of U.S.$10,000 and integral multiples of $1,000 in excess thereof.

         Bonds which are offered and sold in reliance on Regulation S ("Regulation S Bonds") initially will be represented by beneficial interests in one or more temporary global certificates in definitive, fully registered form without interest coupons (each a "Temporary Regulation S Global Certificate") and will be deposited with a custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Cedel. Prior to the 366th day following the later of the commencement of the offering of the Bonds, the Closing Date, and the closing date with respect to the Optional Bonds (if any), beneficial interests in the Temporary Regulation S Global Certificate may be held only through Euroclear or Cedel and any resale or other transfer of such interests to "U.S. persons" (as defined in Regulation S) shall not be permitted during such "Restricted Period" unless made pursuant to an exemption from registration under the Securities Act and in accordance with the certification requirements described below. The Temporary Regulation S Global Certificate will be exchangeable for one or more permanent global certificates (together with the Temporary Regulation S Global Certificate, the "Regulation S Global Certificate") after the Restricted Period, upon certification that the beneficial interests in such Regulation S Global Certificate are owned by non-U.S. persons in accordance with Regulation S or U.S. persons pursuant to an exemption from or in a transaction not subject to the Securities Act. The Issuer has applied to DTC for acceptance of the Bonds which are offered and resold in reliance on Rule 144A under the Securities Act ("Restricted Bonds") in DTC's book-entry system. If such application is accepted, such Bonds will be represented by beneficial interests in one or more permanent global certificates (the "Restricted Global Certificates" and, together with the Regulation S Global Certificate, the "Global Certificates") each of which will be deposited on or about the Closing Date with a custodian for, and registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the Restricted Global Certificates are subject to certain restrictions on transfer. Bonds offered and sold to Accredited Investors pursuant to the Preemptive Rights Offering will be delivered in certificated fully registered form only ("Definitive Bonds"). Definitive Bonds will also be Restricted Bonds and are subject to certain restrictions on transfer. Beneficial interests in the Global Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, which include Euroclear and Cedel. Except in respect of Bonds originally issued to Accredited Investors pursuant to the limited preemptive rights offering and in the limited circumstances described in the Indenture, physical certificates for Bonds will not be issued in exchange for beneficial interests in the Global Certificates. The transfer of an interest in a Definitive Bond may only be made in respect of an interest in a Global Certificate (unless all the Global Certificates have previously been exchanged for Definitive Bonds). The Bonds are not issuable in bearer form.

         Restricted Bonds will bear the Securities Act Legend unless the Issuer determines otherwise in accordance with applicable law.

  (C) Title

         Title to the Bonds passes only by registration in the register of Bondholders (the "Register") maintained by the Registrar. The registered holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the certificate issued in respect of it) and no person will be liable for so treating the holder. As used herein, "Bondholder" and (in relation to a Bond) "holder", mean the person in whose name a Bond is registered.

INTEREST

         The Bonds bear interest payable at the rate of   per cent. per annum
from and including the date of their issuance to but excluding June 30, 1998,
which rate will increase to    per cent. per annum from and including June 30,
1998 to but excluding June 30, 1999 and which rate will increase to    per cent.
per annum from and including June 30, 1999 until Maturity. However, in the event of a Complying Public Equity Offering, the interest rate will remain at the interest rate prevailing on the day immediately preceding such Complying Public Equity Offering until Maturity of the Bonds. Interest on each Bond will cease to accrue from the due date for redemption or conversion thereof unless, upon due presentation of such Bond, payment of principal is improperly withheld or refused or conversion is not consummated, as the case may be. In such event, interest will continue to accrue on such Bond up to and including (a) the date on which payment in full of the principal thereof (plus accrued interest) is made or (if earlier) the date on which the funds for the payment in full of the principal thereof (plus accrued interest) have been received in New York City by the Trustee or (b) the Bonds are converted to GTS Shares. Interest shall be computed on the basis of a 360 day year consisting of twelve (12) months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

         Interest is payable semiannually in arrears on June 30 and December 31 of each year commencing December 31, 1997 (each, an "Interest Payment Date"), to the person in whose name a Bond (or any predecessor Bond) is registered at the close of business on the preceding June 15 or December 15, as the case may be. Each Bond will carry a right to interest in respect of all periods from the date of issue thereof, or the date from which interest has been paid to, whichever is later, up to but excluding the relevant Conversion Date.

TRANSFERS OF BONDS; ISSUE OF CERTIFICATES

  (A) Transfers

         A Bond may be transferred by depositing the certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed, at the specified office of the Registrar or any of the Transfer Agents.

         Except as set forth below, the Global Certificates may be transferred in whole, but not in part, solely to another nominee of the depositary or to a successor of the depositary or its nominee.

         Upon the transfer, exchange or replacement of a Restricted Bond, a Transfer Agent will only deliver certificates that bear The Securities Act Legend referred to under "Transfer Restrictions", unless there is delivered to such Transfer Agent such satisfactory evidence, which may include an opinion of legal counsel, as may be reasonably required by the Transfer Agent, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

         An interest in Bonds represented by the Regulation S Global Certificate may be transferred to a person who takes delivery in the form of an interest in Bonds represented by a Restricted Global Certificate only if a written certificate of the transferor (in the form provided in the Indenture) is delivered to the Trustee to the effect that such transfer is being made to a person whom the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction. Interests in Restricted Bonds may be transferred to a person who takes delivery in the form of an interest in Bonds represented by the Regulation S Global Certificate only if a written certificate from the transferor (in the form provided in the Indenture) is delivered to the Trustee to the effect that such transfer is being made in accordance with Regulation S and that, if such transfer occurs during the Restricted Period, such interest in such Bonds represented by the Regulation S Global Certificate will be held immediately thereafter through Euroclear and Cedel. Interests in Bonds represented by a Global Certificate may not be exchanged for Definitive Bonds except as provided in the limited circumstances described in (B).

         Transfers of Bonds and interests therein are also subject to the restrictions described under "Subscription and Sale" and "Transfer Restrictions" below.

         Any beneficial interest in one of the Global Certificates that is exchanged for, or transferred to a person who takes delivery in the form of, an interest in the other Global Certificate will, upon transfer, cease to be an interest in such Global Certificate and become an interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Certificate for as long as it remains such an interest.

         Upon the issuance of the Regulation S Global Certificate and the Restricted Global Certificate, DTC, or its custodian will credit, on its internal book-entry system, the respective principal amounts of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the Managers. Ownership of beneficial interests in such Global Certificates will be limited to persons who have accounts with DTC ("DTC Participants") or persons who hold interests through DTC Participants, including depositaries of Euroclear and Cedel. Ownership of beneficial interests in Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants).

         So long as DTC or its nominee is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Bonds represented by such certificate for all purposes under the Indenture and the Bonds. Unless the circumstances described below under "Definitive Bonds" have occurred, owners of beneficial interests in a Global Certificate will not be entitled to have any portion of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Bonds in definitive form and will not be considered to be owners or holders of any Bonds under the Indenture. In addition, no beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures (in addition to those under the Indenture referred to herein and, if applicable, those of Euroclear and Cedel).

         Interests in the Regulation S Global Certificate may be held directly through Euroclear or Cedel by participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), interests in the Regulation S Global Certificate may also he held directly through DTC by DTC Participants, or indirectly through organizations other than Euroclear or Cedel or participants in such systems that are DTC Participants. Euroclear and Cedel will hold interests in the Regulation S Global Certificate on behalf of their participants through their respective depositaries, which in turn will hold such interests in the Regulation S Global Certificate in customers' securities accounts in the depositaries' names on the books of DTC.

         Payments of the principal, interest and Additional Amounts (as defined below), if any, in respect of Global Certificates will be made to DTC or its nominee, as the registered owner thereof. Neither the Issuer, the Trustee, nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Issuer expects that DTC or its nominee, upon receipt of any payment of principal, interest or Additional Amounts, if any, in respect of a Global Certificate representing any Bonds held by it or its nominee, will immediately credit DTC Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC or its nominee. The Issuer also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificate held through such DTC Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such DTC Participants.

         Transfers between DTC Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons is limited. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a Global Certificate to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by lack of a physical certificate representing such interest. Transfers between participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer restrictions applicable to the Bonds described herein, cross market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Cedel participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterpart in such system in accordance with its rules and procedures and within its established deadlines, Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Regulation S Global Certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

         Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Certificate from a DTC Participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Cedel, as the case may be) immediately following the DTC settlement date, and such credit of any transactions in interests in a Global Certificate settled during such processing day will be reported to the relevant Euroclear or Cedel participant on such day. Cash received in Euroclear or Cedel as a result of sales of interests in a Global Certificate by or through a Euroclear or Cedel participant to a DTC Participant will be received for value on the DTC settlement date, but will be available in the relevant Euroclear or Cedel cash account only on the business day following settlement in DTC.

         The Issuer expects that DTC will take any action permitted to be taken by a holder of Bonds (including the presentation of Bonds for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Certificates are credited, and only in respect of such portion of the aggregate principal amount of the Bonds as to which such Participant or Participants has or have given such direction. However, under the circumstances described below under "Definitive Bonds," DTC will exchange the Bonds represented by Global Certificates for Definitive Bonds, which it will distribute to its Participants and which, if representing interests in the Restricted Global Certificate, will bear the Securities Act Legend as set forth under "Transfer Restrictions."

         The Issuer understands as follows: DTC is a limited purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants and facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and agents, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, agents and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

         Although DTC, Euroclear and Cedel have agreed to the foregoing procedures in order to facilitate transfers of interests in the Restricted Global Certificate and in the Regulation S Global Certificate among participants of DTC, Euroclear and Cedel Bank, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor DTC, Euroclear or Cedel or their respective participants or indirect participants will have any responsibility for the performance or non-performance of their respective obligations under the rules and procedures governing their operations.

  (B) Definitive Bonds

         Bonds represented by interests in Global Certificates are exchangeable for certificated physical Bonds in registered form only if (i) DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by the Issuer within 90 days of notice of such fact, or (ii) the Trustee has instituted or been directed to institute any Judicial proceeding in a court to enforce the rights of the Bondholders under the Bonds and has been advised by counsel that it is necessary or appropriate to obtain possession of certificated physical Bonds.

         In the case of certificates for Bonds issued in exchange for Restricted Bonds, such certificates will bear and be subject to the Securities Act Legend. The holder of a Definitive Bond may transfer such Bond by surrendering it at the office or agency maintained by the Issuer for such purpose, which initially will be the office of the Trustee, or at the office of any Paying Agent. Upon the transfer, exchange or replacement of Definitive Bonds bearing the Securities Act Legend, or upon specific request for removal of the Securities Act Legend on a Definitive Bond, the Issuer will deliver only Definitive Bonds that bear such Securities Act Legend, or will refuse to remove such Securities Act Legend, as the case may be, unless there is delivered to the Issuer and the Trustee or relevant Paying Agent such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by the Issuer and the Trustee or relevant Paying Agent that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

  (C) Replacement of Bonds

         In case any certificate representing a Bond shall become mutilated, defaced, destroyed, lost or stolen, the Issuer will execute and, upon the Issuer's request, the Trustee will authenticate and deliver a new certificate of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Bond, in exchange and substitution for such Bond (upon surrender and cancellation thereof in the case of mutilated or defaced Bonds) or in lieu of and substitution for such Bond. In case such Bond is destroyed, lost or stolen, the applicant for a substitute Bond shall furnish to the Issuer satisfactory evidence of the destruction, loss or theft of such Bond and of the ownership thereof Upon the issuance of any substituted Bond, the Issuer may require the payment by the registered holder thereof of a sum sufficient to cover fees and expenses connected therewith.

  (D) Formalities free of charge

         Registration of transfer of Bonds will be effected without charge but only upon payment (or the giving of such indemnity as the Issuer, the Trustee or any of the Paying Agents may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

  (E) Closed periods

         No Bondholder may require the transfer of a Bond to be registered during the period of 15 days ending on the due date for any payment of principal of or interest on or Additional Amounts, if any, on that Bond or after a Conversion Notice has been delivered with respect thereto.

  (F) Regulations

         All transfers of Bonds and entries on the Register will be made subject to the detailed regulations concerning transfer of Bonds set forth in the Indenture. The regulations may be changed by the Issuer, with the prior written approval of the Trustee. A copy of the current regulations will be mailed (at the Issuer's expense) by the Trustee to any Bondholder who asks for one.

  (G) Payments

         The principal of, and premium, if any, on the Bonds will be paid against surrender thereof at the main office of the Principal Paying Agent (currently, the Trustee in New York City) or, subject to applicable laws and regulations, at the offices of the paying agent in Luxembourg by U.S. dollar check drawn on a bank in the City of New York, or by a wire transfer to a U.S. dollar account maintained by the payee with a bank in the City of New York. The Issuer will at all times maintain a Principal Paying Agent and Conversion Agent in New York City, and, so long as the Bonds are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange so requires, a Paying Agent, Conversion Agent and Transfer Agent in Luxembourg.

         Payment in respect of interest on any Interest Payment Date with respect to any Bond will be made to the person in whose name such Bond is registered at the close of business on the June 15 or December 15, as the case may be, preceding such Interest Payment Date by U.S. dollar check drawn on a bank in the City of New York mailed to such person at the address specified in the Register on such day or, under certain circumstances, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the City of New York, provided that a written request from such holder to such effect designating such account is received by the relevant Paying Agent no later than fifteen days before the relevant Interest Payment Date. Unless such designation is revoked, any such designation made by such person with respect to such Bond will remain in effect with respect to any future payments with respect to such Bond payable to such person.

         If any payment on a Bond is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each place of payment, such payment need not be made on such day but may be made on the next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close (a "Business Day"), with the same force and effect as if made on the originally scheduled date of such payment, and no interest will accrue for the period from and after such date.

ADDITIONAL AMOUNTS

         All payments of principal, premium, if any, and interest with respect to the Bonds will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If a withholding or deduction at source is required, the Issuer will, subject to certain limitations and exceptions (set forth below), pay to a holder of Bonds who is a United States Alien (as defined herein) such additional amounts ("Additional Amounts") as may be necessary so that every net payment of principal, premium, if any, or interest with respect to such Bonds after such withholding or deduction, will not be less than the amount provided for the Bonds. However, the Issuer shall not be required to make any payment of Additional Amounts for or on account of:

                 (a) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Bondholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Bondholder, if such Bondholder is an estate, trust, partnership or corporation) and the United States, including without limitation, such Bondholder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or (ii) the presentation of a Bond for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                 (b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

                 (c) any tax, fee, duty, or future assessment or other governmental charge imposed by reason of such Bondholder's past or present status as a personal holding company, foreign personal holding company, passive foreign investment company or controlled foreign corporation with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

                 (d) any tax, fee, duty, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal or interest with respect to the Bonds;

                 (e) any tax, fee, duty, assessment or other governmental charge imposed on any interest received (x) by a holder or beneficial owner of Bonds that for U.S. federal income tax purposes is treated as actually or constructively owning 10% or more of the voting power of the Company's stock, (y) on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business by a holder or beneficial owner of Bonds that is a bank and (z) by a holder or beneficial owner of Bonds that is a controlled foreign corporation and with respect to which the Company is a related person;

                 (f) any tax, fee, duty, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal, premium, if any, or interest with respect to any Bond, if such payment can be made without such withholding by any other paying agent with respect to the Bonds;

                 (g) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, identification, documentation, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Bondholder or of the beneficial owner of such Bond, if such compliance is required by a present or future statute, treaty, regulation, ruling or administrative practice as a precondition to a reduction of or relief or exemption from such tax, assessment or other governmental charge; or

                 (h) any combination of items (a), (b), (c), (d), (e), (f) and
         (g);

nor shall Additional Amounts be paid to any holder of a Bond who is a fiduciary or partnership or other than the sole beneficial owner of the Bond to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Bond would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Bond.

         The term "Non-U.S. Holder" means any corporation, individual, fiduciary or partnership that for United States federal income tax purposes is a foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership one or more members of which is a foreign corporation, nonresident alien individual or nonresident alien fiduciary of a foreign estate or trust.

REDEMPTION FOR TAX REASONS

         The Issuer may redeem any Bond in whole but not in part at any time at a redemption price equal to the principal amount thereof together, if appropriate, with accrued interest to but excluding the date fixed for redemption, if the Issuer shall determine, based upon a written opinion of independent counsel selected by the Issuer, that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of (i) the United States or any political subdivision or taxing authority thereof affecting taxation or (ii) the relevant taxing jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in application or official interpretation of such laws, regulations or rulings, which amendment or change is effective on or after the original Issue Date of such Bond, the Issuer would be required to pay Additional Amounts on the occasion of the next payment due with respect to such Bond.

         Notice of intention to redeem Bonds will be given at least once as described herein not less than 30 days nor more than 60 days prior to the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the effective date of such change or amendment and that at the time notice of such redemption is given, such obligation to pay such Additional Amounts remains in effect and cannot be avoided by the Issuer's taking reasonable measures available to it. From and after any redemption date, if monies for the redemption of Bonds shall have been made available for redemption on such redemption date, such Bonds shall cease to bear interest, if applicable, and the only right of the holders of such Bonds appertaining thereto shall be to receive payment of the principal amount thereof, premium if any, and, if appropriate, all unpaid interest accrued to such redemption date.

SUBORDINATION

     The indebtedness evidenced by the Bonds will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Issuer or its assets, or any liquidation, dissolution or other winding-up of the Issuer, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Issuer, all Senior Indebtedness will be entitled to be paid in full before any payment or distribution is made on account of the principal of (including upon redemption), premium, if any, or interest on the Bonds or Additional Amounts. Notwithstanding the foregoing, Bondholders may receive shares of stock and any debt securities that are subordinated at least to the same extent as the Bonds to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness.

     During the continuance of any default in the payment of principal, premium, if any, or interest on any Designated Senior Indebtedness, when the same becomes due and such default is continuing beyond any applicable grace periods, and after receipt by the Trustee and the Issuer from the representative of holders of such Designated Senior Indebtedness of written notice of such default, no direct or indirect payment by or on behalf of the Issuer of any kind or character may be made on account of the principal of (including redemption amount), premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Bonds unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full.

     In addition, upon the occurrence and during the continuance of any other default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated as a result of such default (a "Non-payment Default") and upon receipt by the Trustee and the Issuer from the representative of holders of such Designated Senior Indebtedness of written notice of such Non-payment Default, no payment of any kind or character may be made by the Issuer on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Bonds for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period shall commence upon receipt of written notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness and shall end on the earliest to occur of the following events: (i) 179 days has elapsed since the receipt of such notice (provided such Designated Senior Indebtedness shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full, or (iii) such Payment Blockage Period shall have been terminated by written notice to the Issuer or the Trustee from the representative of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Issuer shall promptly resume making any and all required payments in respect of the Bonds, including any missed payments. Only one Payment Blockage Period with respect to the Bonds may be commenced within any 365 consecutive day period. No Non-payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the receipt by the Trustee of the notice initiating such Payment Blockage Period and there must be a 186 consecutive day period in any 365 day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, no further notice may be given in respect of any Non-payment Default or in respect of any acceleration unless and until all scheduled payments of principal, premium, if any, and interest not paid on the Bonds during any such Payment Blockage Period as a result of any notice or acceleration shall have been paid in full in cash.

     If the Issuer fails to make any payment on the Bonds when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Bonds to accelerate the maturity thereof. The Issuer will promptly notify holders of Senior Indebtedness if payment of the Bonds is accelerated because of an Event of Default. See "- Events of Default."

     By reason of such subordination, in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding of the Issuer, creditors of the Issuer who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Bonds and funds which would be otherwise payable to the holders of the Bonds will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Issuer may be unable to meet its obligations fully with respect to the Bonds.

     At March 31, 1997 the Issuer had $76.2 million of Senior Indebtedness outstanding. The Indenture limits, but does not prohibit, the incurrence by the Issuer of additional Indebtedness (including Indebtedness which is senior to the Bonds).

UNDERTAKINGS

     Subject to market conditions, it is the intention of GTS to effect a Complying Public Equity Offering of its Common Stock before June 30, 2000. The Issuer has agreed with the Managers that, if a Complying Public Equity Offering has not occurred on or before June 30, 2000, the Issuer will not effect any public equity offering for a period of six months thereafter.

CONVERSION

     (A) Conversion

(i)       Complying Public Equity Offering

          If a Complying Public Equity Offering occurs prior to the Maturity of the Bonds, then the Issuer shall, no earlier than twenty Business Days and no later than fifteen Business Days prior to the anticipated completion of such offering, cause notice to be given to the Trustee, the Bondholders and the Luxembourg Stock Exchange to the effect that a Complying Public Equity Offering is expected to occur on a specified date (the "Conversion Date") and that on and after the Conversion Date the Bondholders may from time to time until Maturity of the Bonds by delivery of a notice pursuant to paragraph (B) below, elect to exercise their Conversion Right, in whole or in part. Following the completion of such Complying Public Equity Offering, the Issuer shall promptly cause notice to be given to the Trustee, the Bondholders and the Luxembourg Stock Exchange stating that the Complying Public Equity Offering has been completed and confirming the Conversion Date. The Issuer shall also provide in such notice all information concerning the Complying Public Equity Offering and all prior offerings since the Issue Date that may be relevant to a Conversion Price determination or requested by the Trustee in relation thereto (the "Notice of Offering").

(ii)      Non-Complying Equity Offering

          If any Non-Complying Equity Offering occurs prior to the Maturity of the Bonds, then the Issuer shall no later than ten Business Days after the completion of such offering cause a Notice of Offering to be given to the Trustee, the Bondholders and the Luxembourg Stock Exchange of such fact and that at any time and from time to time, in whole or in part (but no earlier than the 60th day prior to the Maturity of the Bonds) the Bondholders may by delivery of notice pursuant to paragraph (B) below elect to exercise their Conversion Right. The Issuer shall also provide in the Notice of Offering all information concerning all offerings since the Issue Date that may be relevant to a Conversion Price determination or requested by the Trustee in relation thereto.

(iii)     Delayed Closing Date

          If a Complying Public Equity Offering or a Non-Complying Equity Offering occurs within the 60 day period prior to and ending at the original Maturity of the Bonds, then for purposes of exercise of the Conversion Right by Bondholders, the Maturity for all Bonds shall be postponed to the 60th day following the date of the Notice of Offering and the Bonds will continue to accrue interest to the date the Bonds are converted, provided that, in no event will interest accrue for a period longer than 60 days from the original Maturity of the Bonds.

(iv)      Conversion Right Termination

          The Conversion Right of any Bondholder in respect of a Bond becoming redeemable pursuant to the Indenture and in respect of which the conditions required for conversion have not been satisfied by the relevant Bondholder by the end of the second Business Day prior to any date for redemption thereof shall, except as provided below, thereupon terminate. Notwithstanding the foregoing, if there is a default in making full payment when due of the redemption monies in respect of any Bond, the Conversion Right in respect thereof shall extend up to and including the date on which payment has been received by the Principal Paying Agent or the Trustee.

          The Conversion Right of a Bondholder in respect of a Bond becoming due and payable as a result of the acceleration of the Maturity thereof following an Event of Default shall terminate on the date that payment with respect to such Bonds has been received by the Principal Paying Agent or the Trustee.

(v)       General

          In the event where Bondholders have elected to convert their Bonds pursuant to paragraph (i) and (ii) above by giving notice thereof to the Issuer in accordance with the terms of the Indenture, then any subsequent redemption of the Bonds shall not affect the right of the holders of such Bonds to receive GTS Shares and such Bonds shall not be so redeemed.

      No earlier than 60 days and no later than 30 days prior to the Maturity of the Bonds, the Issuer shall deliver a notice to the Trustee, the Bondholders and the Luxembourg Stock Exchange of the status of the Conversion Rights, if any, of the Bondholders.

  (B) Conversion Notice

      At any time subsequent to the Conversion Date but not later than the Maturity of the Bonds (as such Maturity may be extended pursuant to (A) (iii) above) (i) if a Bondholder wishes to elect to exercise his Conversion Right under paragraph (A)(i) or (A)(ii) above, or (ii) if notice of redemption of the Bonds pursuant to the Indenture has been given, prior to the date of redemption specified in such notice or (iii) if the Bonds are subject to acceleration as a result of an Event of Default, following the date notice thereof is given to Bondholders, a Bondholder shall complete a notice in the then current form obtainable from the Trustee or a specified office of a Conversion Agent (a "Conversion Notice") (which may be accompanied by a share transfer form, or other instrument which may be required, signed by the Bondholder or may include an authorization signed by the Bondholder, authorizing the Bondholder's nominee to become the registered transferee and to execute any requisite transfer form or other instrument which may be required, on behalf of the Bondholder) and deliver such Conversion Notice and where appropriate, an executed share transfer form, or other instrument which may be required, to the Trustee or a specified office of any Conversion Agent (together with the relevant Bond or Bonds if in definitive form) and any payment required by paragraph (D) below. Once given, a Conversion Notice shall be irrevocable and may not be withdrawn without the consent in writing of the Issuer.

  (C) Conversion Price

      Each Bond will be converted into such number of GTS Shares as is equal to the principal amount of such Bond divided by the applicable Conversion Price.

      The applicable Conversion Price of the Bonds shall be determined as follows:

      (i) where a Complying Public Equity Offering has not been preceded, since the Issue Date, by a Non-Complying Equity Offering, the Conversion Price shall be equal to the per share price to the public in the Complying Public Equity Offering multiplied by (A) 100 per cent. if the Complying Public Equity Offering occurs on or before June 30, 1998, (B) 93 per cent. if the Complying Public Equity Offering occurs on or before June 30, 1999 and after June 30, 1998, or (C) 85 per cent. if the Complying Public Equity Offering occurs after June 30, 1999;

      (ii) where a Complying Public Equity Offering has been preceded by one or more Non-Complying Equity Offerings since the Issue Date, the Conversion Price shall be equal to the lower of (a) the dollar-weighted average conversion price for all of such Non-Complying Equity Offerings and the Complying Public Equity Offering (as calculated for each such offering by multiplying the gross per share offering price for the applicable offering by (A) 100 per cent. if the closing date of such offering occurs on or before June 30, 1998, (B) 93 per cent. if the closing date of such offering occurs on or before June 30, 1999 and after June 30, 1998, or (C) 85 per cent. if the closing date of such offering occurs after June 30, 1999) and (b) the conversion price for the Complying Public Equity Offering alone (as calculated in clause (i) above);

      (iii) where a Non-Complying Public Equity Offering which is not a Complying Public Equity Offering solely by reason of the offering's failure to satisfy the $100,000,000 offering size condition for a Complying Public Equity Offering but which offering has an offering size of at least $50,000,000 and
(A) no Complying Public Equity Offering has occurred since the issuance of the Bonds, and (B) there has been one or more Non-Complying Equity Offerings, the Conversion Price shall be equal to the lower of (a) the dollar-weighted average conversion price for all of such Non-Complying Equity Offerings and the Non-Complying Public Equity Offering (as calculated for each Non-Complying Equity Offering by multiplying the per share offering price by (A) 100 per cent. if the closing date of such offering occurs on or before June 30, 1998,
(B) 93 per cent. if the closing date of such offering occurs on or before June 30, 1999 and after June 30, 1998, or (C) 85 per cent. if the closing date of such offering occurs after June 30, 1999) and (b) the conversion price for the Non-Complying Public Equity Offering (as calculated in (a) above); or

      (iv) in the case of any other Non-Complying Equity Offering not provided for in clause (iii) above, where no Complying Public Equity Offering has occurred since the Issue Date, the applicable Conversion Price shall be equal to the lowest conversion price calculated for each Non-Complying Equity Offering that has occurred since the Issue Date, where each such conversion price will be determined by multiplying the gross per share offering price for each such offering by (A) 100 per cent. if the closing date of such offering occurs on or before June 30, 1998, (B) 93 per cent. if the closing date of such offering occurs on or before June 30, 1999 and after June 30, 1998, or (C) 85 per cent. if the closing date of such offering occurs after June 30, 1999.

      There shall be excluded from the calculation of the applicable Conversion Price any Private Equity Offerings aggregating no more than $100 million in gross proceeds if such offering or offerings are consummated on or prior to December 31, 1997 and any Strategic Equity Offering that occurs from the Issue Date so long as there has occurred a Complying Public Equity Offering or a Non-Complying Equity Offering.

  (D) Stamp and Other Duties and Exchange Costs

      Payment of all stamp, transfer and registration duties (if any) and any brokers' commission and stock exchange transaction charges and any other tax thereon arising on exercise of Conversion Rights and/or on the transfer or delivery of GTS Shares by the Issuer (or the Trustee pursuant to the Indenture) to or to the order of the Trustee or the relevant Bondholder in connection therewith, payable in or imposed by the United States, any state or other political sub-division thereof and any other jurisdiction in which the register in respect of any securities is located will be made or procured by the Issuer. If the Issuer shall fail to pay any such duties or costs, the relevant Bondholder shall be entitled to tender and pay the same. The Issuer has in the Indenture covenanted to reimburse each such Bondholder in respect of the payment of such duties or costs and any penalties paid in respect thereof. A Bondholder exercising Conversion Rights must pay to the relevant Conversion Agent any such duties or costs arising in any other circumstances.

  (E) Cash Payment Instructions

      Upon the exercise of Conversion Rights, a Bondholder shall, when delivering the relevant Conversion Notice, give directions to the relevant Conversion Agent for payment of any cash sum which such Bondholder is entitled to receive pursuant to the Indenture and which shall be paid by way of U.S. dollar check drawn on a bank in the City of New York or, under certain circumstances by wire transfer to a U.S. dollar account maintained by the payee with a bank in the City of New York.

  (F) Fractions arising on Conversion

      No fraction of a GTS Share shall be delivered on exercise of Conversion Rights but a cash payment shall be made by the Issuer to the relevant Bondholder, pursuant to directions given to the relevant Conversion Agent by the Bondholder as provided in (E) above, not later than 21 days after the Conversion Date, of an amount equal to the value of such fraction (such amount to be rounded up to the nearest U.S.$0.01).

REDEMPTION AND PURCHASE

  (A) Final Redemption at Maturity

      Unless previously redeemed or converted or to be converted or purchased and cancelled, on June 30, 2000 (the Maturity) outstanding Bonds will be redeemed by the Issuer at their principal amount plus accrued interest, if any. However, in the event that a Complying Public Equity Offering has not occurred prior to June 30, 2000, outstanding Bonds will be redeemed at Maturity of the Bonds at 121.0 per cent. of their principal amount plus, accrued interest, if any.

  (B) Acceleration following an Event of Default

      If the Bonds are accelerated following the occurrence of an Event of Default, the Bonds will be repaid at their principal amount multiplied by 106.5 per cent. plus accrued interest to the date of acceleration, if the date of acceleration occurs on or before June 30, 1998; 113.5 per cent. if the date of acceleration occurs after such date but on or before June 30, 1999; and 121.0 per cent. if the date of acceleration occurs thereafter; provided that notwithstanding the foregoing, each Bondholder shall have the option to exercise his Conversion Right, if any.

      The payment of the premium referred to above upon the occurrence of an Event of Default may not be enforceable under U.S. federal or New York law.

  (C) Cancellation

      All Bonds redeemed pursuant to the Indenture or purchased by the Issuer in the open market will be forthwith cancelled and may not be reissued or sold. The Issuer will not permit its Subsidiaries and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to purchase any of the Bonds.

  (D) Limited Optional Redemption

      The Bonds are redeemable at the option of the Issuer, in whole but not in part, on not less than 90 nor more than 120 days' prior notice (which notice shall provide the Trustee and the Bondholders information concerning the right of Bondholders to convert prior to being redeemed and information pertinent to the Conversion Price) at the principal amount thereof plus accrued interest to the date of redemption, on or after the second anniversary of a Complying Public Equity Offering, provided that the GTS Shares into which

Bonds are convertible would not be at the time of redemption "restricted securities" in the hands of any Bondholder not affiliated with the Issuer, within the meaning of the Securities Act, and provided, further, that the average Closing Price of the GTS Shares for the 20 consecutive Trading Days prior to the date of the Issuer's notice of redemption is greater than 130 per cent. of the Conversion Price determined in conjunction with such Complying Public Equity Offering.

      The redemption of the Bonds at the option of the issuer under the Indenture may be prohibited by the terms of or result in an event of default under or require the consents of holders of Senior Indebtedness of the Issuer. The Issuer's obligations under its Senior Indebtedness represent obligations senior in right of payment to the Bonds. Consequently, the purchase of the Bonds by the Issuer pursuant to an optional redemption will be precluded, absent any required consent of the lenders under Senior Indebtedness or repayment of all amounts outstanding thereunder or the waiver of any event of default caused thereunder.

EVENTS OF DEFAULT

      The following are "Events of Default" under the Indenture:

          (a) the Issuer fails to pay the principal of or any premium (if any) or interest (including Additional Amounts) on any of the Bonds when due (upon Maturity, acceleration, redemption, required purchase or otherwise and whether or not prohibited by the subordination provisions) and, in the case of interest only, such failure continues for a period of 30 days; or

          (b) the Issuer does not perform or comply with any one or more of its other obligations in the Bonds or the Indenture (other than a default under (a) above) for a period of 60 days after written notice of such default shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by holders of at least 25 per cent. in aggregate principal amount of Bonds then outstanding; or

          (c) (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Issuer or any Material Subsidiary or any Significant Joint Venture aggregating U.S.$10 million (or the foreign currency equivalent thereof) or more, when the same becomes due and payable at the Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Issuer or any Material Subsidiary or any Significant Joint Venture aggregating U.S.$10 million (or the foreign currency equivalent thereof) or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Maturity thereof; or

          (d) any holder or holders of Indebtedness in excess of U.S.$10 million (or the foreign currency equivalent thereof) in the aggregate of the Issuer or any Material Subsidiary or any Significant Joint Venture shall notify the Issuer or the Trustee of the intended sale or disposition of any assets of the Issuer or any such Material Subsidiary or Significant Joint Venture that have been pledged to or for the benefit of such person to secure such Indebtedness or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Issuer or any Material Subsidiary or any Significant Joint Venture pursuant to the terms of any agreement or instrument evidencing any such Indebtedness or in accordance with applicable law; or

          (e) one or more final judgments (or judgments which can no longer be appealed) or orders or similar judicial or administrative action shall be rendered against the Issuer or any Material Subsidiary or Significant Joint Venture for the payment of money, either individually or in an aggregate amount, in excess of U.S.$10 million (or the foreign currency equivalent thereof) and which shall not have been discharged and either
      (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or similar judicial or administrative action or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or

          (f) the Issuer or any Material Subsidiary or Material Joint Venture, pursuant to or under or within any applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or like law; (1) commences a voluntary case or proceeding; (2) consents to the entry of an order for relief against it in an involuntary case or proceeding; (3) makes a general assignment for the benefit of its creditors; (4) or shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; (5) or a court of competent jurisdiction (or like entity) shall enter an order or decree under any applicable law described above that is for relief against the Issuer or any Material Subsidiary or Material Joint Venture in an involuntary case or proceeding, appoints a custodian for the Issuer or such other entity for all or substantially all its properties or orders the liquidation of the Issuer or such other entity and in each such case in this clause (5), the order or decree remains unstayed and in effect for 60 days; (6) or the Issuer or such other entity shall take any corporate action regarding any of the foregoing; or

          (g) excluding the events referred to in paragraph (f) above, any seizure, compulsory acquisition, expropriation or nationalization of any assets of the Issuer, any Subsidiary or Significant Joint Venture for which there is not paid Fair Market Value and where the seizure, compulsory acquisition, expropriation or nationalization (whether by an outright taking or by confiscatory tax or other policies), individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the business, (including without limitation the ability to generate cash flow over the life of the Bonds) the condition (financial or other), the properties or the results of operations of the Issuer, its Subsidiaries, and Significant Joint Ventures on a combined basis (a "Material Adverse Effect").

      If an Event of Default (other than as specified in subparagraph (f) above) shall occur and be continuing, the Trustee, by notice to the Issuer, or the holders of at least 25 per cent. in aggregate principal amount of the Bonds then outstanding by notice to the Trustee and the Issuer, may declare the principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Bonds due and payable immediately upon which declaration, all amounts payable in respect of the outstanding Bonds shall be due and payable immediately. If an Event of Default specified in subparagraph (f) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, on all of the outstanding Bonds shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Bonds.

      After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Bonds, by written notice to the Issuer and the Trustee, may rescind such declaration if (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Bonds,
(iii) the unpaid principal of and premium, if any, on any outstanding Bonds which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Bonds, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Bonds which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Bonds that have become due solely by such declaration of acceleration, have been cured or waived.

      The holders of not less than a majority in aggregate principal amount of the outstanding Bonds may on behalf of the holders of all the Bonds waive any past defects under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Bond, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Bond outstanding.

      No holder of any of the Bonds has any right to institute any proceeding with respect to the Indenture or the Bonds or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of outstanding Bonds have made written requests, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Bonds and the Indenture, and the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Bonds. Such limitations do not apply, however, to a suit instituted by a holder of a Bond for the enforcement of the payment of the principal of, premium, if any, or interest on such Bond on or after the respective due dates expressed in such Bonds.

      During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Bonds have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

      If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Bonds notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal or premium, if any, or interest on any Bonds, the Trustee may withhold the notice to the holders of such Bonds if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the Bonds.

REPORTING REQUIREMENTS

         For the fiscal quarters ending June 30, 1997 and September 30, 1997 and for the fiscal year ended December 31, 1997 the Issuer will (i) transmit by mail to all Bondholders, as their names and addresses appear in the Register, without cost to such Bondholders, and (ii) file with the Trustee copies of the quarterly and audited annual financial reports of the Issuer (including the condensed, combining financial data in the form and scope set forth in the condensed, consolidated financial statements of the Issuer for the first quarter of 1997 and for the fiscal year ending December 31, 1996, respectively) that are generally distributed to its shareholders at the time such reports are so distributed.

         Beginning with the financial statements of the Issuer for the quarter ending March 31, 1998 and thereafter, whether or not the Issuer is subject to
Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Issuer shall prepare the annual and quarterly reports which the Issuer would have been required to file with the Securities and Exchange Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto (including the condensed, combining financial data in the form and scope set forth in the condensed, consolidated financial statements described above) on or prior to the respective dates (the "Required Filing Dates") by which the Issuer would have been required so to file such documents. The Issuer shall also in any event within 15 days of each Required Filing Date (i) transmit by mail to all Bondholders, as their names and addresses appear in the Register, without cost to such Bondholders, and (ii) file with the Trustee, copies of such annual and quarterly reports.

         The Issuer is required to furnish to the Trustee annual and quarterly statements as to the performance by the Issuer of its obligations under the Indenture and as to any default in such performance. The Issuer is also required to notify the Trustee within thirty (30) days after the Issuer has knowledge of any event which is, or after notice or lapse of time or both would become, an Event of Default.

NEGATIVE PLEDGE AND COVENANTS

         So long as any Bond remains outstanding or any amount remains unpaid with respect to any of the Bonds or up to and including the date of (a) the Complying Public Equity Offering or (b) a Covenant Defeasance:

(A) Negative Pledge

         The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Indebtedness or Subordinated Indebtedness on any asset or property of the Issuer or such Subsidiary or such Significant Joint Venture, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Bonds are equally and ratably secured with the obligations so secured (provided that any Lien securing Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Bonds with the same relative priority as such Subordinated Indebtedness shall have with respect to the Bonds) or until such time as such obligations are no longer secured by a Lien.

(B) Covenants

         (a) Limitation on Indebtedness. The Issuer will not, and will not permit any of its Subsidiaries to and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness (including any Acquired Indebtedness); provided, however, that the Issuer, any Subsidiary or any Significant Joint Venture will be permitted to incur Indebtedness (including Acquired Indebtedness) if (a) at the time of such incurrence, no Default or Event of Default under the Indenture has occurred and is continuing, (b) at the time of such incurrence the Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Issuer, its Subsidiaries and its Significant Joint Ventures since the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period) and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Issuer or its Subsidiaries or its Significant joint Ventures, as the case may be, since the first day of such four-quarter period), would have been at least equal to 2:1 and (c) in the case of the incurrence of Subordinated Indebtedness or Pari Passu Indebtedness, such Indebtedness has no scheduled principal payment prior to the 91st day after the Maturity of the Bonds.

         Notwithstanding the foregoing, the Issuer and its Subsidiaries and Significant Joint Ventures may, to the extent specifically set forth below, incur each and all of the following:

                 (a) Indebtedness of the Issuer evidenced by the Bonds;

                 (b) Indebtedness of the Issuer, any Subsidiary or any Significant Joint Venture outstanding on the Issue Date;

                 (c) Indebtedness of the Issuer, any Subsidiary and any Significant Subsidiary in an aggregate principal amount at any one time outstanding not to exceed U.S. $75,000,000 (or the foreign currency equivalent thereof);

                 (d) Interest Rate Protection Obligations of the Issuer or any Subsidiary or any Significant Joint Venture covering Indebtedness of the Issuer, such Subsidiary or such Significant Joint Venture; provided, however, that, (x) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                 (e) Indebtedness of any Subsidiary or Significant Joint Venture owed to and held by the Issuer, another Subsidiary or Significant Joint Venture, in each case which is not subordinated in right of payment to any Indebtedness of such Subsidiary or Significant Joint Venture, except that (i) any transfer of such Indebtedness by the Issuer or a Subsidiary or a Significant Joint Venture (other than to the Issuer or to another Subsidiary or Significant Joint Venture) and (ii) the sale, transfer or other disposition by the Issuer or any Subsidiary or Significant Joint Venture of the Capital Stock of any Subsidiary or ownership interest in any Significant Joint Venture which is owed Indebtedness from another Subsidiary or Significant Joint Venture such that the first such Subsidiary or Significant Joint Venture ceases to be a Subsidiary or Significant Joint Venture shall, in each case in (i) and (ii), be an incurrence of Indebtedness by the second such Subsidiary or Significant Joint Venture, as the case may be, subject to the other provisions of this covenant;

                 (f) Indebtedness of the Issuer owed to and held by any Subsidiary or any Significant Joint Venture which is unsecured and subordinated in right of payment to the payment and performance of the Issuer's obligations under the Indenture and the Bonds, provided that any subsequent issuance or transfer of Capital Stock or other ownership interest or any other event which results in any such Subsidiary or Significant Joint Venture ceasing to be a Subsidiary or Significant Joint Venture, as the case may be, or any subsequent transfer of any such Indebtedness (except to the Issuer or another Subsidiary or another Significant Joint Venture) shall be deemed, in each case, to be an incurrence of Indebtedness by the Issuer, subject to the other provisions of this covenant;

                 (g) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the outstanding Indebtedness of the Issuer or any Subsidiary or any Significant Joint Venture other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                 (h) Indebtedness of the Issuer or any of its Subsidiaries or any of its Significant Joint Ventures in an aggregate amount on the date of incurrence, not in excess of 80% of the average of the outstanding accounts receivable balances of the Issuer, its Subsidiaries and Significant Joint Ventures on a combined basis at each of the three preceding quarterly balance sheet dates;

                 (i) Indebtedness of Hermes as to which the Issuer or any other Subsidiary or any Significant Joint Venture is not directly or indirectly liable by virtue of being the primary obligor on, guarantor of or otherwise liable with respect to, such Indebtedness;

                 (j) Indebtedness of the Issuer or any Subsidiary or any Significant Joint Venture represented by letters of credit for the account of the Issuer or such Subsidiary or such Significant Joint Venture, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                 (k) Indebtedness and Acquired Indebtedness incurred by the Issuer or any Subsidiary or Significant Joint Venture issued to finance the construction, acquisition, installation or improvement of Telecommunications Assets to be used in Europe and/or Asia (including Russia and the CIS) by the Issuer, any Subsidiary or any Significant Joint Venture;

                 (l) (i) Indebtedness of the Issuer the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Issuer or any Subsidiary or any Significant Joint Venture and (ii) Indebtedness of any Subsidiary or Significant Joint Venture, the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Subsidiary or such Significant Joint Venture, in each case other than the

         Indebtedness incurred under the preceding clauses (c) through (g) and
         (i) through (k) of this covenant; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (i) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original Issue price of such Indebtedness) shall not exceed the sum of the outstanding principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Issuer as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, (y) in the case of Indebtedness incurred by the Issuer pursuant to this clause (l) to refinance Subordinated Indebtedness, such Indebtedness (A) has no scheduled principal payment prior to the 91st day after the Maturity of the Bonds, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Bonds and (C) is subordinated to the Bonds in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Bonds and (z) in the case of Indebtedness incurred by the Issuer pursuant to this clause (l) to refinance Pari Passu Indebtedness, such Indebtedness (A) has no scheduled principal payment prior to the 91st day after the Maturity of the Bonds, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Bonds and (C) constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

         (b) Limitation on Restricted Payments. The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, directly or indirectly:

                 (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Issuer or any Subsidiary or any Significant Joint Venture or any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Issuer or any Subsidiary or any Significant Joint Venture (other than (x) dividends or distributions payable solely in Capital Stock of the Issuer such Subsidiary or such Significant Joint Venture (other than, in each case, Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Issuer (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Issuer or any Subsidiary or any Significant Joint Venture, and (z) the declaration or payment of dividends or other distributions by any such entity to all holders of equity or similar economic interests of such entity on a pro rata basis),

                 (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock or other ownership interest of the Issuer or any Subsidiary or any Significant Joint Venture (other than any such Capital Stock or other ownership interest owned by a Wholly-Owned Subsidiary of the Issuer),

                 (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Maturity, any Subordinated Indebtedness (other than any such Indebtedness owned by the Issuer or a Wholly-Owned Subsidiary of the Issuer), or

                 (iv) make any Investment (other than any Permitted Investment) in any person

(such payments or Investments described in the preceding clauses (i), (ii), (iii) and (iv) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Issuer or the relevant entity described above, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default under the Indenture shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Issuer would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "--Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50 per cent. of the aggregate Pro rata Combined Adjusted Net Income accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Issuer during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Issuer immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Pro rata Combined Adjusted Net Income for such period shall be a deficit, minus 100 per cent. of such deficit) plus (2) the aggregate net cash proceeds received by the Issuer, such Subsidiary or such Significant Joint Venture either (x) as capital contributions after the Issue Date from any person (other than a Subsidiary or Significant Joint Venture) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of such entity to any person (other than to a Wholly-Owned Subsidiary) after the Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of the preceding clause
(C)(2), the value of the aggregate net proceeds received by the Issuer upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Issuer upon the conversion or exercise thereof.

         None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Issuer or any Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Issuer from any person (other than a Subsidiary) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Issuer to any person (other than to a Subsidiary); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; (iii) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent
(x) capital contribution to the Issuer from any person (other than a Subsidiary or Joint Venture) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Issuer to any person (other than to a Subsidiary or Joint Venture); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Issuer issued to any person (other than a Subsidiary or Joint Venture), so long as such Indebtedness is Subordinated Indebtedness which (x) has no Maturity earlier than the 91st day after the Maturity of the Bonds, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Bonds and (z) is subordinated to the Bonds in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Issuer from any person (other than a Subsidiary or Joint Venture) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Issuer to any person (other than to a Subsidiary or Joint Venture); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement is excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Issuer issued to any person (other than a Subsidiary or Joint Venture), so long as such Indebtedness is Subordinated Indebtedness or Pari Passu Indebtedness which (x) has no Maturity earlier than the 91st day after the Maturity of the Bonds and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Bonds; (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under "--Disposition of Proceeds of Asset Sales" below; (vi) payments or other actions described in clauses (i) through (vi) in the next preceding paragraph above that would otherwise be Restricted Payments in an aggregate amount not to exceed U.S.$10 million (or the foreign currency equivalent thereof); and (vii) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Issuer of Common Stock of the Issuer from employees of the Issuer or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding U.S.$10 million (or the foreign currency equivalent thereof) in any calendar year. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (vi), and (vii) shall be included and clauses (i), (ii),
(iii), (iv) and (v) shall not be so included.

         (c) Change of Control. Upon the occurrence of a Change of Control, the Issuer shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the outstanding Bonds at a purchase price (the "Change of Control Purchase Price") equal to 106.5 per cent. (if the date of such redemption occurs on or before June 30, 1998), 113.5 per cent. (if the date of redemption occurs after such date but on or before June 30, 1999) or 121.0 per cent. (if the date of redemption occurs after June 30, 1999), as applicable, of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date which shall be no earlier than 60 days and no later than 90 days from the date the notice of the Change of Control Offer is mailed to the Bondholders and the Trustee (the "Change of Control Purchase Date"). The Issuer shall be required to purchase all Bonds properly tendered (or the portions thereof equal to U.S.$10,000 or increments of U.S.$1,000 in excess thereof that are so tendered by a Bondholder in the case of a partial tender) into the Change of Control Offer and not withdrawn on the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

         In order to effect such Change of Control Offer, the Issuer shall, not later than the 30th day prior to the occurrence of the Change of Control, give to each holder of Bonds notice of the proposed Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Bonds must follow to accept the Change of Control Offer.

         The occurrence of the events constituting a Change of Control under the Indenture may be prohibited by the terms of or result in an event of default under or require the consents of holders of Senior Indebtedness of the Issuer. The Issuer's obligations under its Senior Indebtedness represent obligations senior in right of payment to the Bonds. Consequently, the subordination provisions of the Indenture will have the effect of precluding the purchase of the Bonds by the Issuer in the event of a Change of Control, absent any required consent of the lenders under Senior Indebtedness or repayment of all amounts outstanding thereunder or the waiver of any event of default caused thereunder by such Change of Control (although the failure by the Issuer to comply with its obligations in the event of a Change of Control will constitute a Default under the Bonds). There can be no assurance that the Issuer will have adequate resources to repay or refinance all Indebtedness owing under the Senior Indebtedness or to fund the purchase of the Bonds upon a Change of Control.

         The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Bonds validly tendered and not withdrawn under such Change of Control Offer.

         The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Issuer is required to purchase Bonds as described above.

         (d) Disposition of Proceeds of Asset Sales. The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, make any Asset Sale unless (a) the Issuer or such entity, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75 per cent. of such consideration consists of cash or Cash Equivalents or the assumption of Indebtedness of the Issuer or such Subsidiary or such Significant Joint Venture or other obligations relating to such assets and release from all liability on the Indebtedness or other obligations assumed, or such consideration consists of (x) property or assets that will be owned by the Issuer, or a Subsidiary or a Significant Joint Venture and are to be used in a telecommunications business or in related activities or services that thereafter will be conducted by the Issuer or such Subsidiary or such Significant Joint Venture or (y) Capital Stock or other securities issued by a party to the transaction or an Affiliate thereof, which Capital Stock or other securities are freely tradeable and which are sold for cash within 90 days of the consummation of the Asset Sale in connection with which they were acquired. To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under Senior Indebtedness or Indebtedness of a Subsidiary or Indebtedness of a Significant Joint Venture or are not so applied, the Issuer or such entity, as the case may be, within 360 days of such Asset Sale, will apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Issuer and such entities existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under Senior Indebtedness or Indebtedness of a Subsidiary or Indebtedness of a Significant Joint Venture, nor invested in Replacement Assets within the 360-day period described above constitute "Excess Proceeds" subject to disposition as provided below.

         When the aggregate amount of Excess Proceeds equals or exceeds U.S.$10,000,000, the Issuer shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the Bonds, on a date not more than 40 Business Days thereafter, an aggregate principal amount of Bonds equal to such Excess Proceeds, at a price in cash equal to 100 per cent. of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date. To the extent that the aggregate principal amount of Bonds tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use such excess for general corporate purposes. If the aggregate principal amount of Bonds validly tendered and not withdrawn by holders thereof is less than the Excess Proceeds, Bonds to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

         The making of any Asset Sale Offer under the Indenture may be prohibited by the terms of or result in an event of default under or require the consents of holders of Senior Indebtedness of the Issuer. The Issuer's obligations under its Senior Indebtedness represent obligations senior in right of payment to the Bonds. Consequently, the purchase of the Bonds by the Issuer pursuant to an Asset Sale Offer will be precluded, absent any required consent of the lenders under Senior Indebtedness or repayment of all amounts outstanding thereunder. There can be no assurance that the Issuer will have adequate resources to repay or refinance all Indebtedness owing under the Senior Indebtedness or to fund the purchase of the Bonds pursuant to an Asset Sale Offer.

         The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Issuer is required to purchase Bonds as described above.

         (e) Limitation on Transactions with Interested Persons. The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Issuer, any Subsidiary or Significant Joint Venture or any beneficial owner (determined in accordance with the Indenture) of 5 percent or more of the Capital Stock or other ownership interest of any of the foregoing entities at any time outstanding ("each of the foregoing being Interested Persons"), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Issuer or such Subsidiary or Significant Joint Venture, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates or Interested Persons, (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than U.S.$20,000,000 (or the foreign currency equivalent thereof), the Issuer has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Issuer or such Subsidiary or such Significant Joint Venture, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than U.S.$10,000,000 (or the foreign currency equivalent thereof), the Issuer shall have delivered an officer's certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the disinterested members of the Board of Directors of the Issuer; provided, however, that this covenant will not restrict the Issuer from
(i) paying dividends in respect of its Capital Stock permitted under the covenant described under "-- Limitation on Restricted Payments" above, (ii) paying reasonable and customary fees to directors of the Issuer who are not employees of the Issuer, (iii) making loans or advances to officers or employees of the Issuer and its Subsidiaries or Significant Joint Ventures (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Issuer or such Subsidiary or Significant Joint Venture not in excess of U.S.$5,000,000 (or the foreign currency equivalent thereof), in the aggregate at any one time outstanding, (iv) engaging in any transaction involving the provision of telecommunications services or related activities between or among the Issuer, any Subsidiary or any Significant Joint Venture and, provided that such transaction is in the ordinary course of business and consistent with commercially reasonable practice, any Joint Venture of the Issuer that is not a Significant Joint Venture or between any of them or (v) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby, as listed in a schedule to the Indenture (including pursuant to any amendment thereto so long as any such amendment in the judgment of the Board of Directors voting to approve the amendment does not have a material adverse effect on the Bondholders).

         (f) Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries and Significant Joint Ventures. The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary or Significant Joint Venture to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits to the Issuer or any Subsidiary or any Significant Joint Venture, (b) pay any Indebtedness owed to the Issuer or any other Subsidiary or Significant Joint Venture, (c) make loans or advances to, or any investment in, the Issuer or any other Subsidiary or Significant Joint Venture,
(d) transfer any of its properties or assets to the Issuer or any other Subsidiary or Significant Joint Venture or (e) guarantee any Indebtedness of the Issuer or any Subsidiary or Significant Joint Venture, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) customary nonassignment provisions of any contract or any lease governing a leasehold interest of the Issuer or any Subsidiary or Significant Joint Venture, (iii) customary restrictions on transfers of property subject to a Lien permitted under the Indenture which could not materially adversely affect the Issuer's ability to satisfy its obligations under the Indenture and the Bonds, (iv) any agreement or other instrument of a person acquired by the Issuer or any Subsidiary or Significant Joint Venture (or a Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, (vi) encumbrances and restrictions under Indebtedness in effect on the Issue Date and encumbrances and restrictions in permitted refinancings or replacement thereof which are no less favorable to the holders of the

Bonds than those contained in the Indebtedness so refinanced or replaced, (vii) any agreement in existence at the Issue Date or (viii) encumbrances and restrictions in connection with Subsidiaries acquired after the Issue Date and Significant Joint Ventures entered into after the Issue Date, including with respect to any financing thereof, that are no more adverse to the Issuer than those referred to in (vii) above), (ix) in the case of clause (d) of this covenant above, arising or agreed to in the ordinary course of business, not relating to any Indebtedness and that do not individually, or together with all such encumbrances or restrictions, detract from the value of the property or assets of the Issuer or any Subsidiary or any Significant Joint Venture in any manner material to the Issuer or any Subsidiary or any Significant Joint Venture, (x) contained in the terms of any Indebtedness incurred by Hermes or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction is not materially more disadvantageous to the Bondholders than is customary in comparable financings (as determined by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal payments on the Bonds, (xi) contained in any stockholders or similar agreement, so long as such encumbrance or restriction is not more disadvantageous to the Bondholders than the encumbrances and restrictions contained in comparable agreements entered into in the past by the Issuer, any of its Subsidiaries or Significant Joint Ventures, or (xii) contained in any agreement entered into after the Issue Date, so long as such encumbrance or restriction is not materially more disadvantageous to the Bondholders than the encumbrances and restrictions contained in agreements in existence on the Issue Date.

         (g) Limitation on Sale-Leaseback Transactions. The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, enter into any Sale-Leaseback Transaction with respect to any property of the Issuer or any of its Subsidiaries or Significant Joint Ventures other than a Sale-Leaseback Transaction between the Issuer, a Subsidiary or Significant Joint Venture or between any of them. Notwithstanding the foregoing, the Issuer and its Subsidiaries or Significant Joint Ventures may enter into Sale-Leaseback Transactions involving Telecommunications Assets; provided that (i) the Issuer, or such Subsidiary or Significant Joint Venture, as the case may be, would be entitled to create or incur a Lien to secure Indebtedness pursuant to the provisions of the "Negative Pledge" covenant equal in amount to the Attributable Value of the Sale-Leaseback Transaction without equally and ratably securing the Bonds and (ii) the Sale-Leaseback Transaction is treated as an Asset Sale and the provisions of the "Disposition of Proceeds of Asset Sales" covenant are satisfied with respect to such Sale-Leaseback Transaction.

         (h) Limitation on Guarantees by Subsidiaries. The Issuer will not permit any Subsidiary to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, directly or indirectly, assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Issuer which is Subordinated Indebtedness or Parri Passu Indebtedness unless such Subsidiary or Significant Joint Venture, as the case may be, simultaneously executes and delivers a supplemental indenture to the Indenture, pursuant to provisions in form and substance satisfactory to the Trustee, providing for a guarantee of payment of the Bonds by such Subsidiary or Significant Joint Venture and (A) if any such assumption, guarantee or other liability is subordinated, the guarantee under such supplemental indenture shall be subordinated to the same extent as the Bonds are subordinated to Senior Indebtedness of the Issuer under the Indenture and (B) any such assumption, guarantee or other liability of such Subsidiary or Significant Joint Venture with respect to Subordinated Indebtedness shall be subordinated to such Subsidiary's assumption, guarantee or other liability with respect to the Bonds to the same extent as such Subordinated Indebtedness is subordinated or junior to the Bonds under the Indenture.

         (i) Merger, Sale of Assets, Etc. The Issuer will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Issuer will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the respective properties and assets of the Issuer and its Subsidiaries and Significant Joint Ventures on a combined basis, to any other person or persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Issuer shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Issuer or such Subsidiary or Significant Joint Venture is merged or to which the properties and assets of the issuer and its Subsidiaries and Significant Joint Ventures are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or the United Kingdom, the Federal Republic of Germany, France or Italy and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Bonds and the Indenture, and in each case, the Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Issuer or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "-- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness); (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Issuer or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Issuer immediately before such transaction or series of transactions: (d) such consolidation, merger, conveyance, transfer, lease or other disposition does not adversely affect the validity or enforceability of the Bonds; and (e) if the Surviving Entity is organized in a jurisdiction other than the United States of America, any state thereof or the District of Columbia, such entity appoints CT Corporation System, New York, New York, as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Bonds issued thereunder and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in The City of New York and submits to such jurisdiction, waives forum non conveniens, waives or is not subject to immunity from suit and any judgments brought against such entity in respect of the Indenture and the Bonds may be recognized and enforced in such jurisdiction of its organization.

         In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each stating that, such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the foregoing requirements; provided, however, that solely for purposes of computing amounts described in subclause (C) of the covenant described under "-- Limitation on Restricted Payments" above, any such successor person shall only be deemed to have succeeded to and be substituted for the Issuer with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor corporation had been named as the Issuer therein.

         (j) Anti-Layering. The Company will not create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Bonds.

Registration Rights

         Prior to the Issue Date, the Issuer shall have entered into a registration rights agreement with the Trustee, amongst others, for the benefit of the holders of the Bonds whereby the Issuer, at its expense, will cause a shelf registration statement covering the issuance and resale of a sufficient number of GTS Shares that may be issuable upon conversion of the Bonds to be declared effective under the Securities Act prior to the first date on which any of such GTS Shares may be issued upon such conversion. The Issuer is required to use its best efforts to maintain the effectiveness of such shelf registration statement until the earliest of (i) the expiration of the time period referred to in Rule 144(k) under the Securities Act with respect to all beneficial holders of GTS Shares that are not affiliates of the Issuer within the meaning of the Securities Act, (ii) such time as all the GTS Shares covered by such registration statement have been sold pursuant to such registration statement and (iii) such time as the Bonds are no longer outstanding. The Issuer will provide to each Bondholder and each holder of GTS Shares into which Bonds are converted with copies of the prospectus that is part of such registration statement, notify such holders of the effectiveness of such registration statement and take all other action required to permit unrestricted resales of such GTS Shares. A holder who sells the GTS Shares pursuant to the shelf registration statement generally will be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification provisions). If a shelf registration statement covering the GTS Shares is not effective, the GTS Shares may not be sold or otherwise transferred except in accordance with the provisions set forth under "Transfer Restrictions."

         Each holder will be required to provide the Issuer with all information with respect to such holder required by the Securities Act prior to the effectiveness of the shelf registration statement and must notify the

Issuer not later than three Business Days prior to any proposed sale by such holder of GTS Shares pursuant to the shelf registration statement, which notice shall be effective for five Business Days. The Issuer may, upon written notice to such holder, suspend such holder's use of the prospectus (which is part of the shelf registration statement) for up to two periods not to exceed
45 consecutive days but not more than 60 days in any 365-day period if the issuer in its reasonable judgment believes it may posses material non-public information the disclosure of which would have an adverse effect on the Issuer or any of its Subsidiaries or any Significant Joint Venture. Each holder, by its acceptance of a Bond, agrees to hold any communication by the Issuer in response to a notice of a proposed sale under the shelf registration statement in confidence.

        If a shelf registration statement has not been filed and does not remain effective with the Commission as required by the Registration Rights Agreement (a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Bonds from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date, as applicable, following the date on which such Liquidated Damages begin to accrue and will accrue at a rate per annum of one quarter of one per cent. (.25%) of the principal amount, to and including the 90th day following such Registration Default and at a rate per annum of one half of one per cent. (.5%) thereof from and after the 91st day following such Registration Default. In no event will Liquidated Damages accrue at a rate per annum exceeding one half of one per cent. (.5%).

        The specific provisions relating to the registrations described above will be contained in the Registration Rights Agreement to be entered into on or prior to the Closing Date of this offering.

RESERVATION OF GTS SHARES

        The Issuer shall at all times reserve and keep available out of its authorized common stock, solely for the purpose of issuance or delivery upon conversion of the Bonds, the number of GTS Shares that it reasonably believes will be required to be delivered in connection with such conversion pursuant to the terms of the Indenture.

GOVERNING LAW

        The Indenture and the Bonds will be governed by the internal laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

        "Acquired Indebtedness" means, with respect to any specified person,
(i) Indebtedness of any other person at the time such other person merged with or into or became a Subsidiary or Significant Joint Venture of such specified person, and (ii) Indebtedness encumbering any asset acquired by such specified person.

        "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Issuer or a Wholly-Owned Subsidiary of the Issuer, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary or Significant Joint Venture (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Issuer or any Subsidiary or Significant Joint Venture; or (c) any other properties or assets of the Issuer or any Subsidiary or Significant Joint Venture other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock or other equity of any Subsidiary or Significant Joint Venture) by the Issuer or any of its Subsidiaries or Significant Joint Ventures in one or a series of related transactions in respect of which the Issuer or such Subsidiary or Significant Joint Venture receives cash or property with an aggregate Fair Market Value of U.S.$10,000,000 (or the foreign currency equivalent thereof) or less; (ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "--Merger, Sale of Assets, Etc." above and (iii) any direct or indirect sale, transfer or other disposition of shares of Capital Stock of Hermes so long as after such sale, transfer or other disposition the Issuer owns or controls at least 51 per cent. of the Voting Stock of Hermes.

        "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive schedule principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

        "Capital Research Notes" means the aggregate $30 million of notes issued pursuant to (i) the Senior Note Purchase Agreement, dated as of February 2, 1996, as amended, between GTS and Emerging Markets Growth Fund, Inc. and
(ii) the Senior Note Purchase Agreement, dated as of February 2, 1996, as amended, between GTS and Capital International Emerging Markets Funds.

        "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

        "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

        "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than U.S.$500,000,000 (or the foreign currency equivalent thereof); (iii) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

        "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 40 per cent. of the total Voting Stock of the Issuer (50.1 per cent. in the case of a Strategic Investor); (b) the Issuer consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Issuer is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Issuer as a Restricted Payment under the Indenture, or a combination thereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50 per cent. of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of 66 2/3 per cent. of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office; or (d) the Issuer is liquidated or dissolved or adopts a plan of liquidation.

        "Chatterjee Notes" means the aggregate $40 million of notes issued pursuant to (i) the Senior Note Purchase Agreement, dated as of January 19, 1996, as amended, among GTS, The Open Society Institute and Chatterjee Fund Management, L.P. and (ii) the Senior Note Purchase Agreement, dated as of June 6, 1996, as amended, among the Company, The Open Society Institute, Winston Partners II LDC and Winston Partners II LDC.

        "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Closing Price" means the closing price of the GTS Shares on a Qualifying Stock Exchange or if the GTS Shares are listed on more than one such exchange the average of such closing prices on all such exchanges.

     "Complying Public Equity Conditions" means the following conditions: (i) the Issuer has made public sales of GTS Shares with a cumulative public offering price of at least US$100,000,000 to an aggregate of not less than 50 purchasers;
(ii) the GTS Shares have been listed or shall be listed in connection with the offering on either the New York Stock Exchange, the London Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (iii) the Issuer shall have registered additional GTS Shares from Private Equity Offerings with a market value of at least U.S.$100,000,000 calculated using the offering price in the Complying Public Equity Offering.

     "Complying Public Equity Offering" means a public offering of GTS Shares where, immediately following completion thereof, (a) the Complying Public Equity Conditions have been met and (b) the aggregate number of GTS Shares sold thereby, together with any GTS Shares sold in any prior public offerings plus the number of GTS Shares into which the Bonds may be converted (calculated as if such conversion were to be effected on the date of determination) does not exceed 50 percent of the total GTS Shares outstanding on a fully diluted basis.

     "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its subsidiaries, as determined in accordance with GAAP.

     "Conversion Date" means the earliest date possible after the listing of the GTS Shares on the New York Stock Exchange, London Stock Exchange, the American Stock Exchange or the Nasdaq National Market that the Issuer may deliver GTS Shares to converting Bondholders.

     "Covenant Defeasance" means the 123rd day after (i) the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Bondholders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accounts selected by the Issuer, to pay the principal of and premium, if any, on the outstanding Bonds at their Maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal of, or premium, if any, on the outstanding Bonds; (ii) the Issuer must have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (iv) such Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries or Significant Joint Ventures is a party or by which the Issuer or any of its Subsidiaries or Significant Joint Ventures is bound; (v) the Issuer must have delivered to the Trustee an opinion of counsel to the effect that after the 123rd day (or such other applicable date) following the deposit of the instruments referred to in (i), the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended; (vi) the Issuer must have delivered to the Trustee an Officers' Certificate of the Issuer stating that the deposit was not made by the Issuer with the intent of preferring the Bondholders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and (vii) the Issuer must have delivered to the Trustee an Officers' Certificate of the Issuer and an opinion of counsel in the United States acceptable to the Trustee, each stating that all conditions precedent provided for relating to the Covenant Defeasance have been complied with.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Subsidiary or any Significant Joint Venture against fluctuations in currency values.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means Senior Indebtedness permitted under the Indenture, the principal amount of which is $30 million (or the foreign currency equivalent) or more and has been designated by the Issuer as Designated Senior Indebtedness (which includes the Chatterjee Notes and the Capital Research Notes).

     "Eligible Joint Venture" means a Joint Venture (other than a Subsidiary)
(i) that is formed with respect to the construction, development, acquisition, servicing, ownership, improvement, operation or management of a telecommunications business, (ii) in which the Issuer, directly or indirectly, owns at least 25 per cent. of the Capital Stock or other ownership interest therein and (iii) in respect of which the Issuer, directly or indirectly, either (a) controls, by voting power, membership on the board of directors or management committee or other similar governing body, or through the provisions of any applicable partnership, joint venture, shareholder or other similar agreement or under an operating, maintenance or management agreement or otherwise, the management and operation of the Joint Venture and any telecommunications project of such Joint Venture or (b) otherwise has the right to control or veto material acts and decisions with respect to the management or operation of the Joint Venture that, taken as a whole, are substantially similar to the rights of the Issuer with respect to the Existing Joint Ventures as of the Issue Date.

     "Event of Default" has the meaning set forth under "Events of Default" herein.

     "Existing Joint Venture" means any of PrymTelefon, Bancomsvyaz, TeleCommunications of Moscow, Hermes Europe Railtel B.V., LvNet-Telport, GTS Monaco Access S.A.M., Sovam Teleport Kiev Division L.L.C., EDN Sovintel, all the entities in which SPMT-Rusnet, Inc. currently has an interest, all the entities in which Vostok Mobile b.v. currently has an interest and their respective successors.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any assets, the price, as determined by the Board of Directors of the Issuer, acting in good faith which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, with respect to any transaction or related series of transactions which involves an asset or assets in excess of U.S.$10,000,000 (or the foreign currency equivalent thereof); in the aggregate, such determination shall be evidenced by resolutions of the majority of disinterested members of the Board of Directors of the Issuer delivered to the Trustee.

     "Fixed Charge Coverage Ratio" of the Issuer means, for any period, the ratio of (a) the sum of Pro rata Combined Adjusted Net Income, Pro rata Combined Interest Expense, Pro rata Combined Tax Expense and Pro rata Combined Non-cash Charges deducted in computing Pro rata Combined Adjusted Net Income, in each case, for such period to (b) Pro rata Combined Interest Expense for such period.

     "GAAP" means, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

     "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any (1) trade payables and (2) other accrued current liabilities incurred in the ordinary course of business, including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person,
(i) any Preferred Stock of the Issuer that provides for payments of liquidation value by way of a sinking fund, or by way of a mandatory redemption, defeasance, retirement, repurchase or otherwise, or allows the holder the option to redeem, in each case prior to the 91st day prior to the Maturity of the Bonds (valued at the sum of (without duplication)(A) the liquidation preference thereof, (B) any mandatory redemption payment obligations in respect thereof and (C) accrued dividends thereon), and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above.
For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

        "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a material direct or indirect financial interest in the Issuer any Subsidiary or Significant Joint Venture and (ii) which, in the judgment of the Board of Directors of the Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

        "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, debentures or other securities or evidences of Indebtedness issued by, any other person. "Investments" shall exclude extensions of trade credit in the ordinary course of business in accordance with normal trade practices.

        "Issue Date" means the closing date for the sale and issuance of the Bonds under the Indenture.

        "Joint Venture" means a joint venture, partnership or other similar arrangement, whether corporation, partnership or other legal form where the Issuer or one or more Subsidiaries or by the Issuer and one or more Subsidiaries has, directly or indirectly, less than a majority of the Voting Stock or other ownership interest.

        "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind; provided that in no event shall an operating lease be deemed to constitute a Lien. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

        "Material Joint Venture" means a Joint Venture that, as of the end of the most recent four-quarter period, had (i) total assets which exceeded 10 per cent. of the total combined assets of the Issuer for such period or (ii) total revenues which exceeded 15 per cent. of the total combined revenues of the Issuer for such period.

        "Material Subsidiary" means a Subsidiary that, as of the end of the most recent four-quarter period, had (i) total assets which exceeded 10 per cent. of the total combined assets of the Issuer for such period or (ii) total revenues which exceed 15 per cent. of the total combined revenues of the Issuer for such period.

        "Maturity" means, (i) when used with respect to the Bonds, June 30, 2000 and (ii) when used with respect to any Indebtedness other than the Bonds, the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Issuer or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Issuer or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

        "Non-Complying Equity Offering" means (i) a private offering of GTS Shares or (ii) a public offering of GTS Shares that is not a Complying Public Equity Offering.

        "Non-Complying Public Equity Offering" means a public equity offering of GTS Shares that satisfies all the Complying Public Equity Conditions, except that the cumulative public offering price is less than US$100,000,000.

        "Pari Passu Indebtedness" means Indebtedness of the Issuer which ranks pari passu in right of payment with the Bonds.

        "Permitted Holder" means (A) Alan B. Slifka and any entity controlled by him, (B) one or more of George Soros, Soros Fund Management LLC, Purnendu Chatterjee or Chatterjee Management Company or affiliates of any of the foregoing, and any person or entity for which any such person or entity acts as investment advisor or investment manager and (C) any person that acquires the capital stock of the Issuer in a Strategic Equity Offering.

        "Permitted Investments" means any of the following: (i) Investments in any Subsidiary or Significant Joint Venture; (ii) Investments in any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Issuer or any Subsidiary or Significant Joint Venture of the Issuer at the time such Investment is made; (iii) Investments in cash or Cash Equivalents; (iv) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (v) Investments in the Bonds; (vi) Investments in Currency Agreements on commercially reasonable terms entered into by the Issuer or any of its Subsidiaries or Significant Joint Ventures in the ordinary course of business in connection with the operations of the business of the Issuer or its Subsidiaries or Significant Joint Ventures to hedge against fluctuations in foreign exchange rates; (vii) loans or advances to officers, employees of the Issuer and its Subsidiaries or Significant Joint Ventures in the ordinary course of business for bona fide business purposes of the Issuer and its Subsidiaries or Significant Joint Ventures (including travel and moving expenses) not in excess of U.S.$5,000,000 (or the foreign currency equivalent) in the aggregate at any one time outstanding; (viii) Investments in evidences of Indebtedness, securities or other property received from another person by the Issuer or any of its Subsidiaries or Significant Joint Ventures in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Issuer or any of its Subsidiaries or Significant Joint Ventures, or for other liabilities or obligations of such other person to the Issuer or any of its Subsidiaries or Significant Joint Ventures that were created, in accordance with the terms of the Indenture; (ix) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Issuer or any of its Subsidiaries or Significant Joint Ventures in the ordinary course of business in connection with the operations of the business of the Issuer or its Subsidiaries or Significant Joint Ventures to hedge against fluctuations in interest rates; and (x) Investments in entities that are not Subsidiaries or Significant Joint Ventures, to finance the construction, installation, improvement, acquisition or operation of Telecommunications Assets, provided that such Investments do not exceed in the aggregate, the greater of U.S.$25,000,000 (or the foreign currency equivalent) or 10 per cent. of the pro rata combined assets of the Issuer or, individually, the greater of U.S.$5,000,000 (or the foreign currency equivalent) or 2 per cent. of the pro rata combined assets of the Issuer.

        "person" means any individual, corporation, limited liability company partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "PORTAL" means the PORTAL trading system of the NASD.

        "Private Equity Offering" means a private offering of GTS Shares pursuant to an exemption from registration under the Securities Act.

        "Pro rata Combined Adjusted Net Income" means, for any period, the pro rata combined net income (or loss) of the Issuer and its Subsidiaries and Significant Joint Ventures for such period, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, and (c) the portion of net income (or loss) of any person (other than the Issuer or a Subsidiary or a Significant Joint Venture of the Issuer), in which the Issuer or any such Subsidiary or Significant Joint Venture has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any Subsidiary or any such Significant Joint Venture in cash dividends or distributions during such period.

        "Pro rata Combined Interest Expense" means, for any period, without duplication, the sum of (a) the pro rata interest expense of the Issuer and all Subsidiaries and all Significant Joint Ventures of the Issuer for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of Interest Rate Protection Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and
(iv) amortization of debt issuance costs, plus (b) the pro rata interest component of Capitalized Lease Obligations of the Issuer, its Subsidiaries and Significant Joint Ventures during such period, less (c) pro rata interest income of the Issuer and all Subsidiaries and all Significant Joint Ventures, in each case as determined on a pro rata combined basis; provided that (x) the Pro rata Combined Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Issuer, a fixed or floating rate of interest, shall be computed by applying at the option of the Issuer, either the fixed or floating rate, and (y) in making such computation, the Pro rata Combined Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided further that, notwithstanding the foregoing, the interest rate with respect to any Indebtedness covered by any Interest Rate Protection Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Protection Agreement.

     "Pro rata Combined Income Tax Expense" means, for any period the provision for federal, state, local and foreign income taxes of the Issuer and all Subsidiaries and all Significant Joint Ventures of the Issuer for such period as determined on a pro rata combined basis.

     "Pro rata Combined Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Issuer and its Subsidiaries and Significant Joint Ventures reducing Pro rata Combined Adjusted Net Income for such period, determined on a pro rata combined basis (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

     "Qualifying Stock Exchange" means the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange or the Nasdaq National Market.

     "Redeemable Capital Stock" means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Bond or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     "Sale-Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Bonds. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Bonds, (b) Indebtedness that is pursuant to the instrument creating such Indebtedness expressly subordinate or junior in right of payment to any Indebtedness of the Issuer, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer, (d) Indebtedness which is represented by Redeemable Capital Stock, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities, (f) Indebtedness of or amounts owed by the Issuer for compensation to employees or for services rendered to the Issuer, (g) any liability for federal, state, local or other taxes owed or owing by the Issuer, (h) Indebtedness of the Issuer to a Wholly-Owned Subsidiary of the Issuer or any other Affiliate of the Issuer or any of such Affiliate's Wholly-Owned Subsidiaries, (i) that portion of any Indebtedness which is incurred by the Issuer in violation of the Indenture and (j) amounts owing under leases (other than Capitalized Lease Obligations).

     "Significant Joint Venture" means any Existing Joint Venture or any Eligible Joint Venture.

     "S&P" means Standard & Poor's Corporation, and its successors.

     "Strategic Equity Offering" means a private sale of more than 10 per cent. and less than 30 per cent. (calculated on a fully-diluted basis after giving effect to such offering) of GTS Shares to a Strategic Investor.

     "Strategic Investor" means an entity that has a total market capitalization of at least $3,000,000,000 or a rating of at least BBB- from S&P and/or a rating of Baa3 from Moody's, and is engaged in the business of providing telecommunications services or in the manufacture and sale of telecommunications equipment, or any Subsidiary of such person.

        "Subordinated Indebtedness" means Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Bonds.

        "Subsidiary" means, with respect to the Issuer, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by the Issuer, by one or more Subsidiaries of the Issuer or by the Issuer and one or more Subsidiaries and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which the Issuer, one or more Subsidiaries or the Issuer and one or more Subsidiaries, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, and directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

        "Telecommunications Assets" means, with respect to any person, any tangible or intangible asset (including the capital stock of another person) that is utilized by such person, directly or indirectly, for the design, development, installation, integration, management or provision of telecommunications systems and/or services, including without limitation, any business or services in which the Issuer, or any Subsidiary or any Significant Joint Venture of the Issuer is engaged at the Issue Date.

        "Trading Days" means, with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

        "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

        "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof are ordinarily entitled to vote in the election of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

        "Wholly-Owned Subsidiary" means any Subsidiary of the Issuer of which 100 per cent. of the outstanding Capital Stock is owned by the Issuer or by one or more Wholly-Owned Subsidiaries of the Issuer or by the Issuer and one or more Wholly-Owned Subsidiaries of the Issuer. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

ENFORCEMENT

        At any time after the Bonds shall have become due and payable, the Trustee may, at its discretion and without further notice, take such proceedings against the Issuer as it may think fit to enforce repayment of the Bonds together with premium (if any) and accrued interest and to enforce the provisions of the Indenture, but it shall not be bound to take any such proceedings unless (a) it shall have been so directed in writing by the holders of at least 25 per cent. in principal amount of the Bonds then outstanding, and
(b) it shall have been indemnified to its satisfaction. No Bondholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable period and such failure shall be continuing.

NOTICES

        Notices to Bondholders shall be validly given if (i) mailed to them at their respective addresses in the register and (ii) published in an English language newspaper of general circulation in Europe approved by the Trustee, currently expected to be the Financial Times, and, so long as the Bonds are listed on the Luxembourg Stock Exchange, published in a newspaper of general circulation in Luxembourg approved by the Trustee, currently expected to be the Luxemburger Wort. Any such notices shall be deemed to have been given on the first date on which both conditions shall have been met.

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MEETINGS OF BONDHOLDERS, MODIFICATION AND WAIVER

        The Indenture contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including any modification of, or arrangement in respect of, the terms and conditions of the Bonds or of the provisions of the Indenture. Certain special quorum provisions apply for meetings of Bondholders convened for the purpose of amending certain terms concerning, inter alia, the amounts payable on and the currency of payment of the Bonds and the Conversion Rights. Any resolution duly passed at any such meeting will be binding on all Bondholders, whether present or not.

SATISFACTION AND DISCHARGE

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Bonds, as expressly provided for in the Indenture) as to all outstanding Bonds when (i) either (a) all the Bonds theretofore authenticated and delivered (except lost, stolen or destroyed Bonds which have been replaced or repaid and Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Bonds not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Bonds which have been replaced or paid) have been called for redemption pursuant to the terms of the Bonds or have otherwise become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Bonds not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Bonds to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Issuer has paid all other sums payable under the Indenture by the Issuer; (iii) there exists no Default or Event of Default under the Indenture; and (iv) the Issuer has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

        From time to time, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, without the consent of the holders of any outstanding Bonds, amend, waive or supplement the Indenture or the Bonds for certain specified purposes, including, among other things, (a) curing ambiguities, defects or inconsistencies, (b) qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act of 1939, (c) evidencing the succession of another Person to the Issuer or any other obligor on the Bonds, and the assumption by any such successor of the covenants of the Issuer or such obligor in the Indenture and in the Bonds in accordance with the "Merger, Sale of Assets, Etc." covenant; (d) adding to the covenants of the Issuer or any other obligor upon the Bonds for the benefit of the holders of the Bonds or surrendering any right or power conferred upon the Issuer or any other obligor upon the Bonds, as applicable, in the Indenture or in the Bonds;
(e) evidencing the replacement of the Trustee by a trustee that is appointed to so act pursuant to the terms of the Indenture; and (f) evidencing or making any other change that does not adversely affect the rights of any holder of Bonds; provided, however, that the Issuer has delivered to the Trustee an opinion of counsel stating that such change does not adversely affect the rights of any holder of Bonds.

        Other amendments and modifications of the Indenture or the Bonds may be made by the Issuer and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Bonds; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Bond affected thereby, (i) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Bonds, (ii) change the currency in which any Bonds or any premium or the interest thereon is payable or make the principal of, premium, if any, or interest on any Bond payable in money other than that stated in the Bond, (iii) reduce the percentage in principal amount of outstanding Bonds that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Bonds, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Bonds, (v) waive a default in payment with respect to the Bonds, (v) amend, change or modify the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto, (vii) reduce or change the rate or time for payment of interest on the Bonds, or (viii) modify or change any provision of the Indenture affecting the subordination or ranking of the Bonds in a manner adverse to the holders of the Bonds, or (ix) take any other action otherwise prohibited by the Indenture to be taken without the consent of each Bondholder affected thereby.




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
THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Trustee may, without the consent of the Bondholders:

       (i) agree to any modification of the provisions of the Indenture or the Bonds which, in the opinion of the Trustee, is of a formal, minor or technical nature, is made to correct a manifest error or to comply with mandatory provisions of law or is not materially prejudicial to the interests of the Bondholders;

       (ii) waive or authorize any breach or proposed breach by the Issuer of the provisions of the Indenture or the Bonds, or determine that the occurrence of any Event of Default shall not be treated as such, which, in the opinion of the Trustee, is not materially prejudicial to the interests of the Bondholders.

Any such modification, waiver or authorization shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified by the Issuer to the Bondholders as soon as possible.

INDEMNIFICATION OF THE TRUSTEE

     The Indenture contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment or taking steps to enforce the Conversion Rights unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer or any entity related to it without accounting for any profit.





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